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                                                                   Exhibit 10.10

                                      LEASE

      This Lease made as of the 1st day of December, 1992 by and between S & S PROPERTIES, INC., of Worcester, Massachusetts, (the "Lessor"), and RAD LOCK, INC., a Massachusetts corporation, of Worcester, Massachusetts (the "Lessee").

                              W I T N E S S E T H:

      Section 1. LEASED PREMISES

      1.1 Description. The Lessor hereby leases to the Lessee and the Lessee hereby leases from the Lessor 10,818 square feet of manufacturing, office, and storage space in buildings (the "Buildings") owned by Lessor and located at 38 Austin Street, and space in the parking lot located at 40 Irving Street (sufficient to accommodate Lessee's employees) in Worcester, Massachusetts (the "Leased Premises"). The Leased Premises are more particularly described and detailed in Exhibit "A" hereto.

      1.2 Rights and Encumbrances. The Leased Premises are hereby leased to the Lessee together with the right to use in common with the Lessor and those claiming under it, subject to reasonable rules and regulations from time to time made by the Lessor of which Lessee is given notice, the common walkways, exits and approaches to the Leased Premises.

      Section 2. TERM

      2.1 The Leased Premises for a term commencing on December 1, 1992 and ending on November 30, 1998 unless sooner terminated as herein provided.

      Section 3. RENT

      3.1 Lessee covenants and agrees to pay rent for the Leased Premises according to the following schedule:

      The annual rate of $2.60 per square foot for 10,818 square feet of manufacturing, office and storage space in the Buildings for a total sum of $28,127.00 per annum, payable each year in twelve (12) equal monthly installments of $2,343.90, in advance, on the first day of each and every month.

      3.2 Payment. The Lessee covenants that it will pay such Rent to the Lessor at the Lessor's address set forth in Paragraph 18.2 hereof without demand, at the time specified herein, and without offset or deduction of any kind.
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      Section 4. COVENANT OF QUIET ENJOYMENT

      4.1 The Lessor covenants that the Lessor has the right to make this Lease, and that the Lessee upon paying rent and performing and observing the Lessee's obligations in the Lease, shall peacefully and quietly have, hold, and enjoy the Leased Premises, subject to the terms and provisions hereof, and subject to mortgages, rights, easements, restrictions, covenants and other matters of records.

      Section 5. MAINTENANCE AND REPAIRS

      5.1 Lessee's Repairs. The Lessee shall, at its expense (as apportioned below), make all repairs to the Leased Premises, including without limitation, repairs to:

            (a) The exterior and structure of the building including exterior walls, foundation, and roof providing that the damage to said exterior walls, foundation, and roof were caused by an act or omission of the Lessee or its agents, servants, employees, or invitees.

            (b) The interior of the building, including all fixtures, improvements and additions within the Leased Premisses;

            (c) The plumbing, heating, ventilating and air conditioning, fire protection, wiring and electrical systems; and

            (d) The grounds, sidewalks, approaches and parking areas within the Leased Premises.

            The Lessee agrees to maintain the Leased Premises and such repair, order and condition as the Leased Premises are in at the commencement of the term or at the time of their completion or installation. The Lessee also agrees that any expenses for the foregoing repairs shall be apportioned with the Lessor's other tenant, Sonju Corporation, as follows: Lessee: 27%; and Sonju
Corporation: 73%.

      5.2 Maintenance of Grounds and Building. The Lessee shall maintain the building and grounds in the Leased Premises in good order and shall be responsible for all snow removal within the Leased Premises and on any common walkways, exits and approaches giving access to the Leased Premises and used by the Lessee. Lessee shall share the expense of said maintenance with Sonju Corporation in the same proportion as it shares in the repairs, as set forth in
Section 5.1 hereof.

      5.3 Lessee's Alterations. The Lessee may make improvements and additions to the Leased Premises and alterations to the Buildings provided that it has received the written consent and approval of the Lessor to make such improvements or alterations. All improvements, additions, and alterations made or installed by or on behalf of the Lessee shall immediately


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become the property of the Lessor without payment therefor by the Lessor and remain for the benefit of the Lessor at the termination of the Lease. All machinery, equipment, trade fixtures, removable partitions, furniture and furnishings installed at the expense of the Lessee, prior to and during the term of this Lease, shall remain the property of the Lessee, but the Lessee shall, at its own cost and expense, repair any and all damage to the Leased Premises caused by the removal thereof and restore the Leased Premises to their condition as they originally existed prior to installation of such items, subject to usual wear and tear.

      Section 6. INSURANCE

      6.1 Liability Insurance. Lessee shall, at all times during the Term of this Lease, at Lessee's sole cost and expense, maintain in full force and effect with one or more responsible insurance companies licensed to do business in Massachusetts broad form public liability insurance with combined single limit of not less than One Million ($1,00,000.00) Dollars indemnifying Lessor and Lessee, as the named insureds, against and with respect to all claims for or related to death and personal injury, and with limits of Two Hundred Fifty Thousand ($250,000.00) Dollars for property damage which may be claimed to have occurred on or from the Leased Premises or the approaches, exit ways and walks, with contractual liability endorsements attached.

            Each policy of insurance placed by the Lessee under this Lease shall provide that it may not be cancelled without at least ten (10) days prior written notice from the insurer to the Lessor. Any insurance carried by either the Lessor or Lessee with respect to the Leased Premises and property therein or occurrences thereon shall, if available, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of damage or loss. Each of the Lessor and Lessee, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights or recovery against the other for injury, loss or damage due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

      6.2 Other Insurance. Lessee shall insure its goods and effects against hazards normally insured against by lessees in businesses similar to Lessee.

      6.3 Evidence of Insurance. Upon execution of this Lease and thereafter not less than fifteen (15) days prior to the expiration dates of the expiring policies, the Lessee shall deliver to the Lessor certificates or binders evidencing insurance coverage as provided for in Section 6.1 and renewals thereof.

      Section 7. DAMAGE OF DESTRUCTION

      7.1 In the event that the Leased Premises or any part thereof shall, during the term of this Lease, be destroyed or damaged by fire, explosion, the elements or other casualty, the Lessee shall give immediate notice thereof to the Lessor, which shall thereupon cause the damage to be repaired forthwith unless the Lease is terminated as hereinafter provided. If the Leased Premises


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or any part thereof shall have been rendered untenantable from the time of the damage until the completion of said repair and restoration, a just and reasonable portion of the rent shall abate during such period of repair and restoration until said repair and restoration are completed. In the event, however, that the Leased Premises are thereby damaged by more than seventy-five (75%) percent of the replacement cost thereof, either party may elect to terminate this Lease within thirty (30) days of the date of such damage by giving written notice thereof to the other party, and thereupon this Lease shall immediately terminate, and the Lessee shall have no further obligation hereunder other than to pay the rent accrued to the date of such damage.

      Section 8. OIL, OTHER PETROLEUM PRODUCTS AND OTHER HAZARDOUS SUBSTANCES

      8.1 Compliance with Environmental Laws. Lessee shall at all time and all respects comply with all local, state, and federal laws, ordinances, regulations, and orders (collectively "Hazardous Substances Laws") relating to industrial hygiene, environmental protection, or the use, analysis, generation, manufacture, disposal, or transportation of any oil, other petroleum products or other hazardous substance defined by local, state, or federal environmental laws or regulations.

      8.2 Handling of Oil, Other Petroleum Products, and Other Hazardous Substances. Lessee shall at its own expense procure, maintain in effect, and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for the Lessee's use of the premises, including, without limitation, storing and disposal of oil, other petroleum products, and other hazardous substances. Lessee shall cause at its own expense any and all oil, other petroleum products, and other hazardous substances generated by the Lessee or otherwise present on the Leased Premises because of Lessee's activities to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Lessee in all respects shall handle, treat, deal with, and manage any and all oil, other petroleum products, and other hazardous substances in, on, under, or about the Leased Premises in total conformity with all applicable Hazardous Substances Laws and prudent industry practices regarding the management of such and prudent industry practices regarding the management of such oil, other petroleum products, and other hazardous substances. Upon expiration or earlier termination of the term of the Lease, Lessee shall cause all oil, other petroleum products, and other hazardous substances to be removed from the Leased Premises (except such hazardous substances, if any, as were located in the premises prior to the commencement of the Lessee's occupancy thereof) and to be transported for use, storage, or disposal in accordance and with compliance with all applicable Hazardous Substances Laws. The Lessee shall keep all containers of oil, other petroleum products, and other hazardous substances either inside the Buildings or at some other appropriate location other than the Leased Premises, but in no event shall the Lessee keep any containers with such substances outside the Buildings.


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      Section 9. TAXES AND UTILITIES

      9.1 Taxes. The Lessee, during the term of this Lease, shall pay when due, but in any event prior to the accrual of any interest or penalties being added thereto, twenty-seven (27%) percent of any and all real estate taxes and assessments imposed by any governmental agency or political subdivision which are levied against the Leased Premises. Lessor agrees to provide Lessee with copies of any tax bills or notices of assessments within ten (10) days of Lessor's receipt thereof.

      9.2 Utilities. The Lessee shall pay promptly as they become due all charges for any gas, electricity, water, fuel oil or other utility service, commodity, or facility supplied to the Leased Premises and consumed by the Lessee during the term of this Lease.

      Section 10. INDEMNIFICATION

      10.1 The Lessee hereby saves the Lessor harmless and indemnified from and against any and all liability for damages to any person, firm or corporation occasioned by or resulting from accidents on the Leased Premises during the term of this Lease, caused by the negligence or fault of Lessee or its agents and employees. Lessee shall also assume the burden and expense of defending all such suits, whether brought before the expiration of the term of this Lease or thereafter and commenced to recover for injuries occasioned by any such accident. The obligation of the Lessee shall extend to both injuries to persons and to property, and its obligation to hold Lessor harmless and indemnified shall extend to claims arising from such accidents which are either valid or groundless.

      Section 11. ASSIGNMENT OR SUBLETTING

      11.1 Assignment. The Lessee agrees that it will not assign this Lease without the prior express written consent of the Lessor, which consent shall not be unreasonably withheld.

      11.2 Subletting. The Lessee agrees that it will not sublet the whole or any part of the Leased Premises or permit the same to be occupied or used by any person without first obtaining the prior express written consent of the Lessor in each case, which consent shall not be unreasonably withheld. In the event of such subletting, the Lessee shall remain liable to the Lessor for all Rent and other pecuniary obligations of the Lessee set forth under the provisions of this Lease and for the performance of all covenants herein to be performed by the Lessee.

      Section 12. USE OF THE LEASED PREMISES

      12.1 The Leased Premises shall be used as a manufacturing plant for general light manufacturing, including but not limited to the manufacture and installation of locks and other security devices, and the marketing and sale of such items. If the Lessee desires to use the Leased Premises for any other purpose, it must first obtain the prior express written consent of the


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Lessor, which consent shall not be unreasonably withheld. The Lessee shall, at its own expense. (a) promptly execute and comply with and conform to all applicable rules, regulations, orders and requirements of any public authority; and (b) obtain and maintain all permits, licenses, certificates and franchises necessary for its use and occupation of the Leased Premises. Failure to obtain or maintain the same shall not excuse the Lessee from its obligations under this Lease.

      Section 13. YIELDING UP

      13.1 The Lessee, at the expiration or earlier termination of this Lease, will remove the Lessee's property which it is entitled to remove pursuant to
Section 5.3 of this Lease, and will peaceably yield up to the Lessor the Leased Premises, and all improvements, additions, and alterations made to or upon the same, in a neat and clean condition reasonably free from all spilled oil, trash, other objectionable matter and in such repair, order, and condition as the same are in at the commencement of the term or at the time of their completion or installation, reasonable use and wear excepted.

      Section 14. ENTRY BY LESSOR

      14.1 The Lessor, the Mortgagee, or their respective agents may, so often as they desire, enter upon the Leased Premises during the term of this Lease for the purpose of maintaining same and inspecting the same or for placing signs thereon or offering the same for lease after the term of this Lease or for sale of the Buildings and the real estate of which the Leased Premises are a part, provided that such entry is made at reasonable hours and in a reasonable and proper manner and does not unduly or unnecessarily interfere with the Lessee's legitimate business operation.

      Section 15. DEFAULT

      15.1 Events of Default. The following events shall constitute Events of
Default:

            (a) Any failure of the Lessee to pay the rent and/or other sums of money payable to the Lessor as and when due and payable hereunder within ten
(10) days after notice of such failure;

            (b) Any failure of the Lessee to comply with any other covenant, provision, or condition of this Lease within ten (10) days after notice of such failure;

            (c) The Lessee is adjudged bankrupt, or makes an assignment for the benefit of creditors, or a receiver of any property of the Lessee in or upon the Leased Premises or for all or part of the Lessee's interest hereunder is appointed by any action, suit or proceedings, by or against the Lessee and such adjudication, assignment, or appointment is not vacated or annulled within sixty
(60) days; or


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            (d) The interest of the Lessee in this Lessee in this Lease is sold under execution, or other legal process.

      Section 16. TERMINATION AND LESSOR'S REMEDIES

      16.1 Termination.

            (a) Upon the occurrence of the Event of Default specified in Section 15.1(a) (non-payment of rent), the Lessor, at its option may terminate this Lease and the Lessee's rights hereunder by notice informing the Lessee of the default or defaults and that the Lessor has terminated the Lease by reason of the Lessee's default or defaults. Termination of this Lease shall be effective upon receipt of said notice by the Lessee or three (3) days after said notice is mailed in accordance with this Section 16.1(a), whichever occurs first.

            (b) Upon the occurrence of any other Event of Default, the Lessor may terminate this Lease in the same manner as set forth in Section 16.1(a) above; provided, however, that termination of this Lease shall be effective ten
(10) days after said notice is sent by Lessor to Lessee.

      16.2 Lessor's Remedies.In the event of termination, the Lessor, or the Mortgage in the name of Lessor, shall have any and all of the following rights and remedies:

            (a) In the event that Lessee does not comply with the provisions of
Section 13.1, to bring suit against the Lessee for summary process and possession;

            (b) To bring suit against the Lessee to recover all rent due up to the time of termination;

            (c) To relet the Leased Premises for the remainder of the term of this Lease and recover from the Lessee any difference between the amount obtained from such reletting and the rent herein reserved; and.

            (d) To pursue any other rights it may have in law or equity against the Lessee.

            The rights and remedies set forth herein are cumulative and are set forth by way of example and not by way of limitation or restriction. Lessee agrees to pay all costs, expenses, and reasonable attorney's fees incurred or expended by Lessor or the Mortgage in any action against Lessee brought pursuant to this Section 16.2.

      Section 17. EMINENT DOMAIN

      17.1 In the event the Leased Premises or a substantial portion thereof is taken under the power or eminent domain for any public or quasi-public use, then the Lessee may terminate and


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cancel this Lease by giving Lessor notice thereof, and thereupon both parties shall be relieved of any further obligation under this Lease, excepting that Lessee shall fulfill all its obligations hereunder to be performed to the date of such termination. In the event this Lease is not terminated and cancelled after a condemnation of a portion of the Leased Premises, the rent payable by Lessee shall be reduced by a reasonable sum directly proportioned to the total rent in such ratio as the value of the part of the Leased Premises condemned plus the damage to the residue shall bear to the value of the entire premises of the Lessor of which the Leased Premises are a part.

      Section 18. MISCELLANEOUS

      18.1 Waiver. No failure to insist on performance in any instance of any obligation hereunder shall be deemed a waiver of such performance, of any subsequent performance of such obligation or of the performance of any other obligation hereunder, and no waiver in any instance of the performance of any obligation hereunder shall be deemed a waiver of any subsequent performance of such obligation or of the performance of any other obligation hereunder.

      18.2 Notices. For all purposes hereunder, (excepting the payment of rent), the addresses of the parties hereto are as follows, and all notices required or permitted hereunder shall be sent by registered or certified mail, return receipt requested (postage prepaid) and shall be deemed received three (3) business days after the same shall have been deposited with the U.S.
Postal Service:

            LESSOR  38 Austin Street
                    Worcester, MA  01601
                    Attn: David Sonju, President


            LESSEE: 38 Austin Street
                    Worcester, MA  01601
                    Attn: Raymond F. Richard, Treasurer

      18.3 Merger. It is expressly understood and agreed by and between the parties hereto that this Lease sets forth all the promises, agreements, conditions, and understandings between Lessor and/or its agents and Lessee relative to the Leased Premises and that there are no promises, agreements, conditions, or understandings either oral or written, between them other than as herein set forth.

      18.4 Binding Effect. This Lease and all the covenants, provisions, and conditions herein contained shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.


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      IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first written above.

RAD LOCK INC.                             S & S PROPERTIES, INC.


By: /s/ Raymond F. Richard                By: /s/ David A. Sonju
    -----------------------------             ----------------------
    Raymond F. Richard, President             David Sonju, President
    (Lessee)                                  (Lessor)


/s/ Lisa S. Conrad                        /s/
------------------                        --------------------------
Witness                                   Witness


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                                    EXHIBIT A

                           RAD Lock Occupancy Summary

            2nd Floor
                  Office Space           1,450 sq ft @ $2.60 =   $  3,770
                  1/2 Cafeteria            300 sq ft @ $2.60 =        780

            1st Floor
                  Manufacturing          3,528 sq ft @ $2.60 =      9,173

            RAD Look Bldg
                  Manufacturing          5,220 sq ft @ $2.60 =     13,572
                  Loading Dock             320 sq ft @ $2.60 =        832
                                        ------                   --------

                                        10,818 sq ft              $28,127
                                        ======                   ========


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                                    2nd Floor


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                                    1st Floor


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                                    RAD Lock


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                                   SUPPLEMENT

      This supplements the lease made as of the 1st day of December, 1992, by and between S & S PROPERTIES, INC., of Worcester, Massachusetts, (the "Lessor"), and RAD LOCK, INC., a Massachusetts corporation, of Worcester, Massachusetts (the "Lessee").

      Section 3. RENT

      3.1 Lessee covenants and agrees to pay supplemental rent for the additional Leased Premises, as described in Exhibit A attached hereto, according to the following Schedule:

      The annual rate of $2.60 per square foot for 390 square feet of office space in the Buildings for a total sum of $1,014.00 per annum, payable each year in twelve (12) equal monthly installments of $84.50, in advance, on the first day of each and every month.

      The effective date of this supplement is to be June1, 1996.

      IN WITNESS WHEREOF, the parties have hereunto set their hands this 13th day of May, 1996.


RAD LOCK INC.                             S & S PROPERTIES, INC.


By: /s/ Raymond F. Richard                By: /s/ David A. Sonju
    -------------------------------           ------------------------
      Raymond F. Richard, President             David Sonju, President
      (Lessee)                                  (Lessor)


/s/ Lisa A. Conrad                        /s/
------------------                        ----------------------------
Witness                                   Witness


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                                    2nd Floor


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